                                                                    EXHIBIT 11.1

                          Avery Communications, Inc.
                                   Exhibit 1
               Statement regarding computation of per share data

                                                                    FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                                                                  ------------------------------------------------
                                                                                                            PER
                                                                       INCOME            SHARES            SHARE
                                                                    (NUMERATOR)       (DENOMINATOR)        AMOUNT
                                                                  ----------------   -----------------   ---------
BASIC EPS
Net loss from continuing operations                                       (81,587)
    Preferred stock dividend                                             (287,200)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                  (368,787)          8,643,526        (.04)
    Income from discontinued operations                                 2,758,651           8,643,526         .32
                                                                  ----------------
Net loss available to common stockholders                               2,389,864           8,643,526         .28
                                                                  ================                       =========

EFFECT OF POTENTIALLY DILUTIVE SECURITIES
    Warrants                                                                                        -
    Convertible Preferred Stock                                                                     -
    Convertible Debt                                                                                -
                                                                                     -----------------

DILUTED EPS
Net loss from continuing operations                                       (81,587)
    Preferred stock dividend                                             (287,200)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                  (368,787)          8,643,526        (.04)
    Income from discontinued operations                                 2,758,651           8,643,526         .32
                                                                  ----------------
Net loss available to common stockholders
    including assumed conversions                                       2,389,864           8,643,526         .28
                                                                  ================   =================   =========


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
                                                                   FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                                                  ------------------------------------------------
                                                                                                            PER
                                                                       INCOME             SHARES           SHARE
                                                                     (NUMERATOR)       (DENOMINATOR)       AMOUNT
                                                                  ----------------  ------------------   ---------
BASIC EPS
Net loss from continuing operations                                    (1,316,322)
    Preferred stock dividend                                             (338,582)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                (1,654,904)          8,541,575       (0.19)
    Loss from discontinued operations                                      (7,156)          8,541,575           -
                                                                  ----------------

Net income available to common stockholders                            (1,662,060)          8,541,575       (0.19)
                                                                  ================                       =========
EFFECT OF POTENTIALLY DILUTIVE SECURITIES
    Warrants                                                                    -                   -
    Convertible Preferred Stock                                                 -                   -
    Convertible Debt                                                            -                   -
                                                                                    ------------------

DILUTED EPS
Net loss from continuing operations                                    (1,316,322)
    Preferred stock dividend                                             (338,582)
                                                                  ----------------
Net loss from continuing operations available to
    common stockholders                                                (1,654,904)          8,541,575       (0.19)
    Loss from discontinued operations                                      (7,156)          8,541,575           -

Net loss available to common stockholders
    including assumed conversions                                      (1,662,060)          8,541,575       (0.19)
                                                                  ================   =================   =========